UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

DEKANIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33285	84-1703721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Dekania under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2008, Dekania Corp. (“Dekania”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Advanced Equities Financial Corp. (“AEFC”) pursuant to which AEFC will merge with and into Dekania. The initial merger consideration consists of 20,000,000 shares of Dekania’s common stock, of which 17,392,719 shares will be exchanged for outstanding shares of AEFC’s common and preferred stock and 2,607,281 shares will be reserved for issuance in connection with options and warrants exercisable for AEFC’s common stock. The post-transaction terms of the options and warrants will be substantially the same terms as the currently outstanding options or warrants, except that their exercise prices will be proportionately adjusted. Upon completion of the merger the combined entity will be knows as Advanced Equities Financial Corp., and will be lead by the current Advanced Equities senior management team. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

If AEFC’s Adjusted GAAP Net Income (as defined below) for 2008 equals or exceeds $5.0 million, Dekania will issue an additional 2,500,000 shares of common stock to the former holders of AEFC’s securities. To the extent AEFC’s Adjusted GAAP Net Income exceeds $5.0 million, up to an additional 5,000,000 shares may be issued to the former holders of AEFC’s securities (calculated on the basis of an additional 0.5 of a share for each $1 of Adjusted GAAP Net Income over $5.0 million). If less than 7,500,000 shares are issued in connection with AEFC’s 2008 Adjusted GAAP Net Income, the difference between the number of shares actually issued and 7,500,000 will subsequently be issued if any one of the earnout targets described in the next paragraph is met.

Further, the merger consideration may be increased by an additional 5,000,000 shares if the combined entity achieves specified earnings levels in 2009, 2010 and/or 2011, as follows:

•

If in fiscal 2009, the combined entity has Adjusted GAAP Net Income of $29.1 million or greater, the merger consideration will be increased by 5,000,000 shares. To the extent that Adjusted GAAP Net Income is less than $29.1 million, the number of shares by which the merger consideration will increase will be proportionally reduced until, if 2009 Adjusted GAAP Net Income is $25.1 million or less, no increase will have been earned.

•

If the adjustment for fiscal 2009 is less than 5,000,000 shares, a calculation similar to that above will be made based upon 2010 Adjusted GAAP Net Income of the combined entity with respect to the remaining shares, with all such remaining shares being earned if 2010 Adjusted GAAP Net Income exceeds $34.0 million and none being earned if 2010 Adjusted GAAP Net Income is $29.5 million or less.

•

If the adjustment for fiscal 2010 together with the adjustment for fiscal 2009 is less than 5,000,000 shares, a calculation similar to that above will be made based upon 2011 Adjusted GAAP Net Income of the combined entity with respect to the remaining shares, with all such remaining shares being earned if 2011 Adjusted GAAP Net Income exceeds $37.3 million and none being earned if 2011 Adjusted GAAP Net Income is $32.3 million or less.

The increased share amounts for 2008, 2009, 2010 and 2011, if any, will be allocated between the former common and preferred stockholders and the former option and warrant holders in the same proportion as the original merger consideration is distributed. The shares applicable to the former holders of AEFC’s options or warrants shall receive options or warrants to purchase the applicable number of shares on the same terms and conditions as the options and warrants issuable as part of the original merger consideration.

The Merger Agreement defines “Adjusted GAAP Net Income” generally as net income in accordance with GAAP plus (i) stock-based compensation expensed under GAAP (including payment of tax benefit amounts required under the relevant option agreement), (ii) losses that are expensed under GAAP for which to the Surviving Entity has been or will be indemnified under the Merger Agreement and (iii) expenses related to the merger, to the extent expensed under GAAP.

In connection with the Merger Agreement, Cohen Bros. Acquisitions, LLC, Dekania’s sponsor, has agreed to surrender to Dekania 425,000 shares of Dekania’s common stock, which will become treasury shares. Dekania will reissue such shares to Cohen Bros. based upon the achievement by registrant of the earnings levels for fiscal 2009, fiscal 2010 and fiscal 2011 referred to above, in the same proportion as the proportion of the shares issued as additional merger consideration as compared to the total number of shares that could have been issued as additional merger consideration.

In addition to customary closing conditions, including termination of the Hart-Scott Rodino waiting period, it is a condition to the merger that each of AEFC and Dekania obtain all necessary regulatory consents and consents required under material contracts and other agreements. In addition, it is a condition to the merger that not more than one share less than 30% of the number of shares of Dekania’s common stock issued in its initial public offering both vote against the merger and demand that Dekania redeem such shares for cash out of its trust account.

The Merger Agreement provides for an escrow of 1,000,000 shares issued as part of the initial merger consideration to indemnify Dekania against any losses resulting from a breach of a representation, warranty or covenant of AEFC under the Merger Agreement. Indemnified losses incurred will be satisfied by the surrender to Dekania of escrowed shares, valued for these purposes at $10.00 per share. Losses must exceed $250,000 in the aggregate before any such indemnity payment is made, but upon incurrence of such amount, all losses will be indemnified. The Merger Agreement also provides for an escrow of 445,529 shares issued as part of the initial merger consideration to AEFC’s common and preferred stockholders to satisfy any issuances of common stock that may be required under earn-out or other contingent issuance obligations (other than AEFC options or warrants) of AEFC.

Following the merger, Dekania’s board of directors will consist of two persons named by its current board of directors (which Dekania anticipates being Thomas H. Friedberg and Christopher Ricciardi) and the nine persons currently serving on AEFC’s board of directors (which AEFC anticipates being Dwight Badger, Keith Daubenspect, Robert Dods, George Middlemas, Lon Chow, Robert Haveman, Ronald Piaseck, John Vosicky and Andrew Betz). The officers of AEFC immediately before the merger will become the officers of Dekania. The senior executive officers of AEFC will enter into new three-year employment agreements with Dekania, on terms to be agreed upon but containing customary non-competition and non-solicitation provisions.

Under the Merger Agreement, Dekania has agreed to submit to its stockholders for approval (at the same time the merger is submitted for their approval) an equity incentive compensation plan with respect to 450,000 shares of Dekania’s common stock. Approval of the equity incentive compensation plan is not a condition to the consummation of the merger.

The Merger Agreement contains representations, warranties and covenants of each party customary for this type of transaction.

Maxim Group LLC (“Maxim”), the managing underwriter of Dekania’s IPO, is assisting Dekania in its efforts and will receive approximately $1,022,480, the deferred portion of its underwriting discount from the IPO, upon consummation of the merger. Dekania and its directors and executive officers and Maxim may be deemed to be participants in the solicitation of proxies for the special meeting of Dekania’s stockholders to be held to approve this transaction. Dekania’s officers and some of its directors are also stockholders of Dekania and have waived their rights to any liquidation distribution Dekania makes with respect to shares they acquired before the IPO. Therefore, their securities will be worthless if Dekania does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation. Interested persons can read, when available, Dekania’s preliminary proxy statement and definitive proxy statement, as well as its final IPO prospectus, dated February 1, 2007, and periodic reports for more information about Dekania, its officers and directors, and their individual and group security ownership in Dekania and interests in the successful consummation of the merger with Advanced Equities.

Dekania stockholders are advised to read, when available, each preliminary proxy statement of Dekania and the definitive proxy statement in connection with Dekania’s solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger with AEFC. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Dekania Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov. No person other than Dekania has been authorized to give any information or to make any representations on behalf of Dekania or AEFC in connection with the merger, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Dekania or AEFC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	2.1	Agreement and Plan of Merger between Dekania Corp. and Advanced Equities Financial Corp. dated as of September 12, 2008.

	99.1	Press release dated September 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEKANIA CORP.

	By:	/s/ Thomas H. Friedberg
	Name:	Thomas H. Friedberg
Date: September 15, 2008	Title:	President and Chief Executive Officer

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